EXHIBIT 10.26

PRIVATE PLACEMENT OFFERING OF

ELEISON PHARMACEUTICALS INC.

SUBSCRIPTION INSTRUCTIONS

To subscribe for Notes in the private offering of Eleison Pharmaceuticals Inc.:

1.    Date and Fill in the amount of Notes being purchased and Complete and Sign the Omnibus Signature Page to the Subscription Agreement (page 12 of the Subscription Agreement).

2.    Initial the Accredited Investor Certification page attached to the Subscription Agreement (pages 14-15 of the Subscription Agreement).

3.    Complete and return the Investor Profile (pages 16-14 of the Subscription Agreement).

4.    e-mail all forms to Mr. Edwin Thomas at edwin.thomas@eleison-pharma.com and then send all signed original documents to:

Eleison Pharmaceuticals Inc.

Farnsworth Avenue; 1st Floor

Bordentown, NJ 08505

Attention: President

Tel: 215-416-7620

5.    Please wire funds directly to the Company account pursuant to the following instructions (unless other arrangements have been made):

To:	WSFS Bank
500 Delaware Avenue
Wilmington, DE 19801 USA
Telephone: 302-792-6000

Bank Routing (ABA) Number:	031100102

SWIFT (BIC) Number:	WSFCUS33

For Credit to (Name):	Eleison Pharmaceuticals
311 Farnsworth Avenue, 1st Floor
Bordentown, NJ 08505 USA

For Credit to (Account#):	9500051231

Your Wire Should Include:         Investor Name, Social Security Number, Address

i

SUBSCRIPTION AGREEMENT

Eleison Pharmaceuticals Inc.

Ladies and Gentlemen:

1.           Subscription. The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from Eleison Pharmaceuticals Inc., a Delaware corporation (the “Company”), the principal amount of 12% Convertible Term Notes (each, a “Note” and collectively, the “Notes”) set forth on the signature page hereof. The Notes are being sold in the Offering (as defined below). With the purchase of each Note, the Purchaser will also receive a Warrant (each, a “Warrant” and collectively, the “Warrants”) to shares of the common stock of the Company (the “Common Stock”). The Warrant will entitle the Purchaser to purchase ten thousand (10,000) shares of Common Stock for each twenty-five thousand dollars ($25,000.00) of principal amount of Notes purchased by the Purchaser. The form of the Note is attached hereto as Exhibit A. The form of the Warrant is attached hereto as Exhibit B.

2.           The Offering. This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement relating to the offering (the “Offering”) by the Company of an estimated one million dollars ($1,000,000) (the “Offering Amount”). The securities you may receive upon the conversion of the Notes will be subject to restrictions and obligations as further described in this Subscription Agreement.

3.          Deliveries and Payment. Simultaneously with the execution hereof, the Purchaser shall: (a) deliver to the Company, in accordance with the Subscription Instructions attached hereto, (i) two (2) completed and executed omnibus signature pages to this Subscription Agreement (page 11), (ii) a completed Accredited Investor Certification (pages 13-14), (iii) a completed Investor Profile (pages 15-16); and (b) deliver a check for immediately available funds or make a wire transfer payment to Eleison Pharmaceuticals Inc. in the full amount of the purchase price of the Notes for which the Purchaser is subscribing in the Offering. Wire transfer instructions are set forth in the Subscription Instruction attached hereto preceding this Subscription Agreement. The funds wired by the Purchaser to the Company will be held by the Company for the Purchaser’s benefit in a non-interest-bearing account until the earliest to occur of (a) the closing of this subscription (each closing of a subscription, a “Closing,” and the first of such Closings, the “First Closing”), (b) the rejection of this subscription by the Company, and (c) the termination of the Offering by the Company prior to the First Closing. The Company and the Company may continue to offer and sell the Notes and conduct additional Closings for the sale of additional Notes after the First Closing and until the termination of the Offering.

4.           Acceptance of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Notes, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company executes and delivers to the Purchaser an executed copy of this Subscription Agreement. If this subscription is rejected in whole or the Offering is terminated, all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

5.           Representations and Warranties of the Company.

The Company hereby acknowledges, represents, warrants, and agrees as follows:

(a)    The execution, delivery and performance by the Company of this Agreement, the Notes and the Warrants, and the consummation by the Company of the transactions contemplated hereby and thereby, have been or will be duly authorized by all necessary corporate action.

(b)    None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any other person described in Rule 506(d) promulgated under the Securities Act (as defined below) (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

6.           Representations and Warranties of the Purchaser.

The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a)    None of the Notes, the securities of the Company issuable upon the conversion or the repayment of the Notes, and the Warrants (together, the “Note Securities”) are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Notes and Warrants are intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof and the provisions of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

(b)    Prior to the execution of this Subscription Agreement, the Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, “Advisers”), have received all other documents requested by the Purchaser, have carefully reviewed them and understand the information contained therein;

(c)    Neither the SEC nor any state securities commission or other regulatory authority has approved the Notes or the Note Securities, or passed upon or endorsed the merits of the offering of Notes or confirmed the accuracy or determined the adequacy of the Subscription Agreement. The Subscription Agreement has not been reviewed by any federal, state or other regulatory authority;

(d)    All documents, records, and books pertaining to the investment in the Notes (including, without limitation, the Subscription Agreement) have been made available for inspection by such Purchaser and its Advisers, if any;

(e)    The Purchaser and its Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and the business, financial condition and results of operations of the Company, and all such questions have been answered to the full satisfaction of the Purchaser and its Advisers, if any;

(f)    In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or information (oral or written) other than as stated in the Subscription Agreement;

(g)    The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and is not subscribing for the Notes and did not become aware of the Offering through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

(h)    The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby;

(i)    The Purchaser, together with its Advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Notes and the Company and to make an informed investment decision with respect thereto;

(j)    The Purchaser is not relying on the Company, the Company or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Notes, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers;

(k)    The Purchaser is acquiring the Notes and Note Securities solely for such Purchaser’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Notes or the Note Securities, and the Purchaser has no plans to enter into any such agreement or arrangement;

(l)    The Purchaser must bear the substantial economic risks of the investment in the Notes indefinitely because none of the Notes may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the Notes to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s books and records. Stop transfer instructions will be placed with any registrar or transfer agent of the Notes, if other than the Company. There can be no assurance any market will ever exist for the market for resale of the Notes or the Note Securities nor can there be any assurance that such securities will be freely transferable at any time in the foreseeable future;

(m)    The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity from its investment in the Notes for an indefinite period of time;

(n)    The Purchaser is aware that an investment in the Notes is high risk, involving a number of very significant risks and, in particular, acknowledges that the Company has a limited operating history, significant operating losses since inception, limited revenues to date, limited assets and is engaged in a highly competitive business;

(o)    The Purchaser meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D and as set forth on the Accredited Investor Certification contained herein;

(p)    The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Notes, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Notes, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

(q)    The Purchaser and its Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company has such information in its possession or could acquire it without unreasonable effort or expense, and all documents received or reviewed in connection with the purchase of the Notes and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business of the Company deemed relevant by the Purchaser or its Advisers, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and its Advisers, if any;

(r)    Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company or the Company is complete and accurate and may be relied upon by the Company and the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with the offering of securities. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company and the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Notes;

(s)    The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities. The Purchaser is knowledgeable about investment considerations in development-stage companies with limited operating histories. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Notes will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser;

(t)    The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or its Advisers, if any, consider material to its decision to make this investment;

(u)    The Purchaser acknowledges that any estimates or forward-looking statements or projections were prepared by the Company in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon;

(v)    No oral or written representations have been made, or oral or written information furnished, to the Purchaser or its Advisers, if any, in connection with the Offering which are in any way inconsistent with the information contained in the Subscription Agreement;

(w)    Within five (5) days after receipt of a request from the Company or the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or the Company is subject;

(x)    THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL;

(y)    In making an investment decision investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved. The Purchaser is aware that the Purchaser is required to bear the financial risks of this investment for an indefinite period of time;

(z)    (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates;

(aa)    The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

(bb)    To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. The Purchaser understands and acknowledges that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company if the Purchaser becomes aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Purchaser’s identity to OFAC. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

1These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(cc)    To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

(dd)    If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

7.           Restrictions Upon Conversion. Promptly following the Conversion of Notes, the Purchaser shall deliver the Note(s) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Purchaser), and (i) a signed counterpart signature pages to the Amended and Restated Investor’s Rights Agreement, Amended and Restated Right of First Refusal and Co-Sale Agreement, and the Amended and Restated Voting Agreement, each in the form previously provided to the Purchaser, as each may be amended from time to time (collectively, the “Rights Agreements”), if the Purchaser is not already a party thereto, and (ii) a “lock-up” agreement and any such other agreement as may be required under the terms of any underwriting agreement between the IPO underwriter and the Company. In the event the Company’s board of directors approves a resolution, providing for the public offering of shares of Company common stock or other equity securities of the Company, the Purchaser hereby agrees that the Purchaser shall not, for the period beginning on the approval date of such resolution until the Release Date (as defined below), (a) sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, the Notes, the Note Securities or any other securities of our Company, whether now owned or hereafter acquired by the subscriber or with respect to which the subscriber has or hereafter acquires the power of disposition, (b) enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership thereof or other securities of our Company, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of securities of our Company, in cash, or otherwise, (c) make any demand for or exercise any right with respect to the registration of the Notes, the Note Securities or any other securities of our Company; or (d) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to the Notes, the Note Securities or any other securities of our Company.  Each such subscriber hereby covenants and agrees that (i) it shall abide by the restrictions set forth above, (ii) the Company shall be entitled to place “stop transfer” instructions with any registrar or transfer agent for any of such securities, if any, in compliance with the above restrictions and (iii) the subscriber will execute such agreements as may be reasonably requested by the underwriters in connection with a registration by the Company of its securities under the Securities Act, which agreements are consistent with this provision or that are necessary to give further effect to any such registration.  The underwriters in connection with any such registration are intended third-party beneficiaries of this paragraph and shall have the right, power and authority to enforce the provisions of the lockup provisions of the Subscription Agreements as though they were a party thereto.  For purposes of this paragraph, the term “Release Date” shall mean the date that is 180 days after the date of the final prospectus relating to the first underwritten public offering of the Company’s securities.

2A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

8.           Exercise of the Warrant. The Purchaser hereby agrees that, as a condition to the exercise of the Warrant the Purchaser will execute and deliver a counterpart signature page to (i) the Investor’s Rights Agreement, ROFR and Co-Sale Agreement, and the Voting Agreement, as each may be amended from time to time (collectively, the “Rights Agreements”) and (ii) a “lock-up” agreement and any such other agreement as may be required under the terms of any underwriting agreement between the IPO underwriter and the Company. The shares of Common Stock received by the Purchaser upon exercise of this Warrant shall be subject to the rights and obligations set forth in the Rights Agreements, including, but not limited to such shares being deeded Registrable Securities under the Amended and Restated Investor Rights Agreement

9.           Indemnification. The Purchaser agrees to indemnify and hold harmless the Company (including its selected dealers, if any) and its officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.

10.         Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

11.         Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought; provided, however, that, notwithstanding the foregoing, Section 6 of this Agreement may be amended or modified by an instrument in writing signed by the Company and the parties to Subscription Agreements accepted by the Company that represent a two-thirds majority in interest of committed funds and paid funds (acting together).

12.          Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed email if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at their respective address, email or facsimile number set forth on the signature page hereto, or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section 11.

13.          Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Notes shall be made only in accordance with the terms of the Notes and all applicable laws.

14.          Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be wholly-performed within said State.

15.          Arbitration. The parties agree to submit all claims or controversies arising out of or relating to this Subscription Agreement, the Offering, or the Notes, to arbitration in accordance with the provisions set forth below. The parties acknowledge and agree that:

(a)    All claims or controversies which may arise between the parties concerning this Subscription Agreement, the Offering or the Notes shall be determined by arbitration in Delaware pursuant to the arbitration rules then pertaining to the Financial Industry Regulatory Authority, Inc. (“FINRA”). The determination of the arbitrators shall be binding and conclusive upon the parties.

(b)    Judgment on any award of any such arbitration may be entered in the courts of the State of Delaware or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them.

16.          Blue Sky Qualification. The purchase of Notes under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Notes from applicable federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

17.          Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

18.          Confidentiality. The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Subscription Agreement, or use, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

19.          Miscellaneous.

(a)    This Subscription Agreement, including all attachments, schedules and exhibits thereto, constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(b)    The representations and warranties of the Purchaser made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Notes and Note Securities.

(c)    Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)    This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e)    Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f)    Paragraph and Section titles are for convenience and descriptive purposes only and are not to be considered in construing or interpreting this Subscription Agreement.

(g)    The Purchaser understands and acknowledges that there may be multiple closings for this Offering. The Company in its sole discretion may increase the Offering Amount.

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Eleison Pharmaceuticals Inc.

OMNIBUS SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT

Purchaser hereby elects to subscribe under the Subscription Agreement for a total of ___________________________________ (NOTE: enter dollar value of notes not less than $25,000.00, to be completed by Purchaser), and, by execution and delivery hereof (return two (2) originals), Purchaser hereby executes the Subscription Agreement and agrees to be bound by the terms and conditions of the Subscription Agreement.

Date: ______________________________ (NOTE: To be completed by Purchaser):

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Purchaser(s)	Signature

Date	Address

Email Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Entity	Federal Tax Identification Number

By
Name:	State of Organization
Title:

Date	Address

Email Address

Accepted:

ELEISON PHARMACEUTICALS INC.	By:

Authorized Officer

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

To help you understand these efforts, we want to provide you with some information about money laundering and the Company’s efforts to implement the USA PATRIOT Act.

What is the Company required to do to help eliminate money laundering?

Under new rules required by the USA PATRIOT Act, the Company’s anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with the new laws.

As part of the Company’s required program, it may ask you to provide various identification documents or other information. Until you provide the information or documents that the Company needs, it may not be able to effect any transactions for you.

ELEISON PHARMACEUTICALS Inc.

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial _______          I have an individual net worth, or joint net worth with my spouse, as of the date hereof in excess of $1 million. For purposes of calculating net worth under this category, (i) the undersigned’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the undersigned’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability, (iii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iv) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Subscription Agreement, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

Initial _______         I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______         I am a director or executive officer of Eleison Pharmaceuticals Inc. (the “Company”)

For Non-Individual Investors

(all Non-Individual Investors must INITIAL where appropriate):

Initial _______         The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial _______         The investor certifies that it is a partnership, corporation, limited liability company or any organization described in Section 501(c)(3) of the Internal Revenue Code, Massachusetts or similar business trust that has total assets of at least $5 million and was not formed for the purpose of investing the Company.

Initial _______         The investor certifies that it is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial _______         The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this certification.

Initial _______         The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.

Initial _______         The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______         The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934, as amended.

Initial _______         The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______         The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial _______         The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial _______         The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.

Initial _______         The investor certifies that it is an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that Act.

Initial _______         The investor certifies that it is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

Initial _______         The investor certifies that it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

ELEISON PHARMACEUTICALS INC.

Investor Profile

(Must be completed by Investor)

Section A ‑ Personal Investor Information

Investor Name(s): _________________________________________________________________________

Individual executing Profile or Trustee: ________________________________________________________

Social Security Numbers / Federal I.D. Number: _________________________________________________

Date of Birth:	Marital Status:
Joint Party Date of Birth:	Investment Experience (Years):
Annual Income:	Liquid Net Worth:

     Net Worth (excluding value of primary residence): ________________

Investment Objectives (circle one or more): Preservation of Capital, Income, Capital Appreciation, Trading Profits, Speculation or Other (please specify) * See definitions on following page

Home Street Address: ______________________________________________________________________

Home City, State & Zip Code: _______________________________________________________________

Home Phone: ________________________ Home Fax: _____________________ Home Email: _________

Employer: _______________________________________________________________________________

Employer Street Address: ___________________________________________________________________

Employer City, State & Zip Code: ____________________________________________________________

Bus. Phone: __________________________ Bus. Fax: __________________________ Bus. Email: _______

Type of Business: _________________________________________________________________________

If you are a United States citizen, please list the number and jurisdiction of issuance of any other government-issued document evidencing residence and bearing a photograph or similar safeguard (such as a driver’s license or passport), and provide a photocopy of each of the documents you have listed:

________________________________________________________________________________________

If you are NOT a United States citizen, for each jurisdiction of which you are a citizen or in which you work or reside, please list (i) your passport number and country of issuance or (ii) alien identification card number AND (iii) number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard, and provide a photocopy of each of these documents you have listed. These photocopies must be certified by a lawyer as to authenticity: ________________________________________________________________________________________

Section B – Securities Delivery Instructions

____ Please deliver securities to the Employer Address listed in Section A.

____ Please deliver securities to the Home Address listed in Section A.

____ Please deliver securities to the following address:________________________________________________.

Section C –Wire Transfer Instructions

____ I will wire funds from my outside account according to the “Subscription Instructions” Page.

____ The funds for this investment are rolled over, tax deferred from _________ within the allowed 60 day window.

Please check if you are a FINRA member or affiliate of a FINRA member firm: ________

Section D –Signature

Investor Signature	Date

Investor Signature	Date

Investor Questionnaire (continued)

Investment Objectives: The typical investment listed with each objective are only some examples of the kinds of investments that have historically been consistent with the listed objectives. However, Eleison Pharmaceuticals Inc. cannot assure that any investment will achieve your intended objective. You must make your own investment decisions and determine for yourself if the investments you select are appropriate and consistent with your investment objectives.

Eleison Pharmaceuticals Inc. cannot assume responsibility to you for determining if the investments you selected are suitable for you.

Preservation of Capital: An investment objective of Preservation of Capital indicates you seek to maintain the principal value of your investments and are interested in investments that have historically demonstrated a very low degree of risk of loss of principal value. Some examples of typical investments might include money market funds and high quality, short-term fixed income products.

Income: An investment objective of Income indicates you seek to generate income from investments and are interested in investments that have historically demonstrated a low degree of risk of loss of principal value. Some examples of typical investments might include high quality, short and medium-term fixed income products, short-term bond funds and covered call options.

Capital Appreciation: An investment objective of Capital Appreciation indicates you seek to grow the principal value of your investments over time and are willing to invest in securities that have historically demonstrated a moderate to above average degree of risk of loss of principal value to pursue this objective. Some examples of typical investments might include common stocks, lower quality, medium-term fixed income products, equity mutual funds and index funds.

Trading Profits: An investment objective of Trading Profits indicates you seek to take advantage of short-term trading opportunities, which may involve establishing and liquidating positions quickly. Some examples of typical investments might include short-term purchases and sales of volatile or low priced common stocks, put or call options, spreads, straddles and/or combinations on equities or indexes. This is a high-risk strategy.

Speculation: An investment objective of Speculation indicates you seek a significant increase in the principal value of your investments and are willing to accept a corresponding greater degree of risk by investing in securities that have historically demonstrated a high degree of risk of loss of principal value to pursue this objective. Some examples of typical investments might include lower quality, long-term fixed income products, initial public offerings, volatile or low priced common stocks, the purchase of sale of put or call options, spreads, straddles and/or combinations on equities or indexes, and the use of short-term or day trading strategies.

Other: Please specify.

EXHIBIT A TO SUBSCRIPTION AGREEMENT

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

CONVERTIBLE TERM NOTE

U.S. $_____________________	May __, 2022

FOR VALUE RECEIVED, Eleison Pharmaceuticals Inc., a Delaware corporation (the "Company"), hereby promises to pay to [insert name of Purchaser], or its registered assigns or successors in interest (the "Holder"), the sum of [insert amount] Dollars ($[xxx]), together with any accrued and unpaid interest hereon, on [insert date 1 year after the date of this note] unless otherwise extended as provided below (the "Maturity Date") if not sooner paid or converted in accordance with the terms of this Convertible Term Note (this "Note"). This Note is one in a series of similar convertible term notes (collectively, the "Notes") issued by the Company.

ARTICLE I
REPAYMENT TERMS

1.1         Interest Rate. Interest on the outstanding principal amount of this Note shall accrue at a rate per annum equal to twelve percent (12%). Interest shall be (i) calculated on the basis of a 360 day year compounded annually, and (ii) due and payable on the Maturity Date, or upon the earlier conversion, prepayment, or acceleration of this Note. All payments of both principal and interest shall be made at the address of the Holder hereof as it appears in the books and records of the Company or at such other place as may be designated by the Holder hereof in writing to Company.

1.2         Extension of Maturity Date. The Company may in its sole discretion extend the Maturity Date for up to an additional three years if as determined in good faith by the Company’s board of directors (i) the Company lacks sufficient funds to repay the Note, or (ii) any such repayment would cause the Company to be unable to pay its debts as the debts become due. For the avoidance of doubt, if the Company is unable to repay the Note as a result of either of clauses (i) or (ii) of the preceding sentence, then the Note shall remain outstanding in accordance with its terms. In the event the Maturity Date is extended in accordance with this section 1.2, then the interest rate indicated in section 1.1 shall be increased to eighteen percent (18%) per annum beginning on the date one year and one day after the date of this Note.

1.3         Prepayment. The Company may prepay this Note in full or in part at any time upon 30 days’ notice to the Holder, without premium or penalty. Payment shall be made by the Company in cash via check or by wire transfer of immediately available funds to an account designated by the Holder in writing.

ARTICLE II
CONVERSION; CONVERSION PROCEDURES

2.1        Conversion. Upon the closing of an initial public offering of the Company's common stock (the “Common Stock”) raising gross proceeds to the Company of not less than ten million dollars (the “IPO”) at any time during the period this Note is outstanding, the outstanding principal amount of and accrued and unpaid interest on this Note shall be converted into that number of shares of Common Stock equal to the quotient obtained by dividing (i) the outstanding principal amount of this Note plus the accrued and unpaid interest thereon, by (ii) a conversion price equal to seventy-five (75%) percent of the per share price of the Common Stock issued in the IPO. No fractional shares of Common Stock will be issued and any fractional interest shall be paid in cash to the Holder.

(a)    2.3    Conversion Procedures. The date of the conversion shall be the closing date of the IPO which is referred to herein as the "Conversion Date." Promptly following the Conversion Date, the Holder of this Note shall deliver this Note (or, in lieu thereof, a lost security affidavit in the event this Note shall have been lost or destroyed, together with an indemnity agreement reasonably satisfactory to the Company) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder), and (i) a signed counterpart signature pages to the Amended and Restated Investor’s Rights Agreement, Amended and Restated Right of First Refusal and Co-Sale Agreement, and the Amended and Restated Voting Agreement, each in the form previously provided to the Holder, as each may be amended from time to time (collectively, the “Rights Agreements”), if the Holder is not already a party thereto, and (ii) a “lock-up” agreement and any such other agreement as may be required under the terms of the underwriting agreement between the IPO underwriter and the Company. Unless other arrangements have been made with the Holder, promptly following the Conversion Date and the compliance by the Holder with the requirements of the immediately preceding sentence, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, the Common Stock into which this Note has been converted (the “Conversion Shares”). The conversion shall be deemed to have been effected as of the close of business on the Conversion Date, and at such time, the rights of the Holder shall cease with respect to this Note, and the Holder shall be deemed to have become the holder or holders of record of the Conversion Shares.

ARTICLE III
EVENTS OF DEFAULT

Upon the occurrence and continuance of an Event of Default beyond any applicable cure period, the Holder may, upon written notice to the Company, declare all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable; provided, however, that upon the occurrence of an Event of Default specified in Section 3.6, then all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder shall, without any further action of the Holder, become immediately due and payable. The occurrence of any of the following events set forth in Sections 3.1 through 3.7, inclusive, is an "Event of Default":

3.1         Failure to Pay Principal, Interest or other Fees. The Company fails to pay when due any installment of principal, interest or other amounts due hereon in accordance herewith, and in any such case, such failure shall continue for a period of ten (10) days following the date upon which any such payment was due.

3.2         Breach of Covenant. The Company breaches any covenant, obligation or any other term or condition of this Note in any material respect, and, in any such case, such breach, if subject to cure, continues for a period of fifteen (15) days after the receipt of notice by Company from Holder of such breach thereof.

3.3         Receiver or Trustee. The Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.4         Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Company or any of its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

3.5         Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and such proceeding is not dismissed or discharged within thirty (30) days of the filing thereof.

3.6         Sale of the Company. The Company shall close on any transaction or series of related transactions pursuant to which more than 80% of the Company's outstanding Common Stock (including securities convertible into Common Stock) is sold to an unaffiliated third-party entity in a merger or sale transaction, or upon the transfer, disposition or sale of all or substantially all of the assets of the Company to anyone without the prior written approval of the holders of a majority of the outstanding principal amount of the Notes.

3.7         Defaults. The Company shall default in the payment when due of any amount under any other indebtedness of the Company for borrowed money in excess of $500,000 and such default shall continue beyond any applicable grace period.

ARTICLE IV
MISCELLANEOUS

4.1         Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2         Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of delivery. All communications shall be sent to the Company at 100 Overlook Center, 2nd Floor, Princeton, NJ 08540, and to the Holder at the address or email provided by the Holder to the Company, or to such other address as the Company or the Holder may designate by ten days advance written notice.

4.3         Amendment Provision. Any term of this Note may be amended, supplemented or waived upon the consent of the holders of a two-thirds majority of the outstanding principal amount of all Notes and such amendment, supplement or waiver shall be binding upon all holders of the Notes, including the Holder, whether or not the Holder has consented to such amendment, supplement or waiver. Neither the Company nor any of its subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of Notes for or as inducement to any consent, waiver or amendment of any of the terms or provisions of the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes (on a pro rata basis in accordance with each holder's percentage ownership of the then outstanding principal amount of all Notes). So long as any Notes remain outstanding, at no time shall the Company or any of its subsidiaries, directly or indirectly, purchase or offer to purchase any of the outstanding Notes or exchange or offer to exchange for any consideration (including, without limitation, for cash, securities, property or otherwise) any outstanding Notes unless the Company or such subsidiary, as applicable, purchases, offers to purchase, exchanges or offers to exchange the outstanding Notes of all of the holders for the same consideration (on a pro rata basis in accordance with each holder's percentage ownership of the then outstanding principal amount of all Notes) and on identical terms. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4         Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder only in accordance with the requirements of this Section 4.4. This Note shall not be assigned by the Company without the consent of the Holder. This Note may be transferred on the books of the Company by the registered Holder hereof, or by Holder's attorney duly authorized in writing, only upon (i) delivery to the Company of a duly executed assignment of the Note, or part thereof, to the proposed new Holder, and presentment of such Note to the Company for issue of a replacement Note, or Notes, in the name of the new Holder, (ii) the designation by the new Holder of such new Holder's agent(s) for notice, such agent(s) to be the sole party(ies) to whom Company shall be required to provide notice when required hereunder and who shall be the sole party(ies) authorized to represent the new Holder(s) in regard to modification or waivers under this Note; and any action, consent or waiver, (other than a compromise of principal and interest), when given or taken by the new Holder's agent(s) for notice, shall be deemed to be the action of the new Holder, as such holders are recorded on the books of the Company, and (iii) compliance with the Securities Act of 1933, as amended, and all other applicable state and federal securities laws. The Holder may not assign or transfer this Note to any person or entity (other than an Affiliate) without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of this Note, the term “Affiliate” shall mean (a) for purposes of any Holder that is an individual, (i) the ancestors, descendants, spouse or private, tax-exempt foundation of such Holder, (ii) a trust, partnership, limited liability company, custodianship or other fiduciary account for the benefit of such Holder and/or such private foundation, ancestors, descendants or spouse, (b) for purposes of any Holder , (i) any person controlled by, or under the control of, the Holder, or (ii) as to a Holder that is not an individual, any member, stockholder, partner or other equity holder of such Holder that is an “accredited investor”, as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act.

4.5         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Note shall be governed by and construed under the law of the State of Delaware, without giving effect to the choice of law principles thereof. The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. THE COMPANY AND BY ACCEPTING THIS NOTE THE HOLDER EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH OF THE COMPANY AND THE HOLDER HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

4.6         Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

4.7         Cost of Collection. If the Holder initiates legal proceedings to enforce this Note following an Event of Default, the Company shall reimburse the Holder for all reasonable costs of collection, including reasonable attorney's fees.

4.8         Lost, Stolen, Destroyed or Mutilated Notes. In case any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of an affidavit of lost note and indemnity agreement reasonably satisfactory to the Company.

4.9         Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

4.10      Rights and Obligations with Respect to the Conversion Shares. The Conversion Shares received by the Holder upon conversion of this Note shall be subject to the rights and obligations set forth in the Rights Agreements, including, but not limited to the Conversion Shares being deeded Registrable Securities under the Amended and Restated Investor Rights Agreement.

IN WITNESS WHEREOF, intending to be legally bound thereby, the parties have caused this Note to be signed in their names effective as of this day __ of May, 2022.

ELEISON PHARMACEUTICALS INC.

By:________________________________
Name: Edwin J Thomas
Title: President

EXHIBIT B TO SUBSCRIPTION AGREEMENT

Warrant No. ___

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Date of Issuance: May _____, 2022

ELEISON PHARMACEUTICALS INC.

WARRANT CERTIFICATE

FOR VALUE RECEIVED, Eleison Pharmaceuticals Inc., a Delaware corporation (the “Company”), hereby certifies that _____________________, or his, her or its registered transferees, successors or assigns (each person or entity holding all or a part of this Warrant being referred to as a “Holder”) is the registered holder of this Warrant (the “Warrant”) to subscribe for and purchase  ______________________ of the Company’s Common Stock (as defined below).

For purposes of this Warrant the following terms shall have the following meanings:

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended.

“Common Stock” means the Common Stock of the Company, and further described in the Company’s Certificate of Incorporation.

“Exercise Price” means the per share price of the Common Stock issued in the IPO, or in the event no IPO occurs within one year of the Date of Issuance of this Warrant, the per share fair market value of the Common Stock as determined by the Company’s board of directors.

“Expiration Date” means the tenth anniversary of the date of issuance of this Warrant.

“Investor’s Rights Agreement” means that certain Amended and Restated Investors’ Rights Agreement by and between the Company and certain stockholders of the Company, as amended.

“IPO” means an initial public offering of the Common Stock.

“ROFR and Co-Sale Agreement” means that certain Amended and Restated Right of First Refusal and Co-Sale Agreement by and between the Company and certain stockholders of the Company, as amended.

“Sale of the Company” means (i) any sale or other disposition of all or substantially all of the assets of the Company, (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

“Voting Agreement” means that certain Amended and Restated Voting Agreement by and between the Company and certain stockholders of the Company, as amended.

20.    DURATION AND EXERCISE OF WARRANTS

(a)    Exercise Period. The Holder may exercise this Warrant in whole or in part at any time from and after the earlier of (i) the closing date of the IPO, (ii) ten days prior to Early Termination Date (as defined below), or (iii) the one year anniversary of the Date of Issuance, until 5:00 P.M., New York Time on (x) the Expiration Date or (y) the Early Termination Date, (the “Exercise Period”).

(b)    Exercise Procedures. Subject to Section 4(b), while this Warrant remains outstanding and exercisable in accordance with Section 1(a), the Holder may exercise this Warrant in whole or in part at any time and from time to time by:

(1)    delivery to the Secretary of the Company of a duly executed copy of the Notice of Exercise attached as Exhibit A;

(2)    surrender of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder; and

(3)    payment of the then-applicable Exercise Price per share multiplied by the number of shares of Common Stock being purchased upon exercise of the Warrant (such amount, as calculated at the time of each exercise, the “Aggregate Exercise Price”) made in the form of a wire transfer to an account designated by the Company, cash, or by certified check, bank draft or money order, in each case payable in lawful money of the United States of America.

(c)    Upon the exercise of this Warrant in compliance with the provisions of Section 1(b), the Company shall promptly issue and cause to be delivered to the Holder a certificate for the Common Stock purchased by the Holder. Each exercise of this Warrant shall be effective immediately prior to the close of business on the date that the conditions set forth in Section 1(b) have been satisfied. On or before the second Business Day following the date on which the Company has received each of the Notice of Exercise and the Aggregate Exercise Price (the “Exercise Delivery Documents”), the Company shall transmit an acknowledgment of receipt of the Exercise Delivery Documents to the Company’s transfer agent, if other than the Company (the “Transfer Agent”). On or before the fourth Business Day following the date on which the Company has received all of the Exercise Delivery Documents, the Company shall issue and dispatch by overnight courier to the address as specified in the Notice of Exercise, a certificate, registered in the Company’s share register in the name of the Holder, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Common Stock with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Common Stock.

(d)    Partial Exercise. This Warrant shall be exercisable, either in its entirety or, from time to time in part, only for the number of shares of Common Stock available for exercise under this Warrant. If this Warrant is exercised and the number of shares of Common Stock represented by this Warrant submitted for exercise is greater than the actual number of shares of Common Stock being acquired upon such an exercise, then the Company shall, as soon as practicable and in no event later than five (5) Business Days after any such exercise and at its own expense, issue a new Warrant of like tenor representing the right to purchase the remaining number of shares of Common Stock purchasable hereunder after such exercise.

(e)    Investor’s Rights Agreement, ROFR and Co-Sale Agreement, Voting Agreement. The Holder hereby agrees that, as a condition to exercise of this Warrant for Common Stock the Holder will execute and deliver a counterpart signature page to (i) the Investor’s Rights Agreement, ROFR and Co-Sale Agreement, and the Voting Agreement, as each may be amended from time to time (collectively, the “Rights Agreements”) and (ii) a “lock-up” agreement and any such other agreement as may be required under the terms of the underwriting agreement between the IPO underwriter and the Company. The shares of Common Stock received by the Holder upon exercise of this Warrant shall be subject to the rights and obligations set forth in the Rights Agreements, including, but not limited to such shares being deeded Registrable Securities under the Amended and Restated Investor Rights Agreement.

21.    ISSUANCE OF COMMON STOCK

(a)    The Company covenants that all shares of Common Stock will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, with the exception of claims arising through the acts or omissions of any Holder and except as arising from applicable Federal and state securities laws.

(b)    The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

(c)    The Company will not, by amendment of its Certificate of Incorporation, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, and will take all actions consistent with the carrying out of all the provisions of this Warrant.

22.    ADJUSTMENTS OF EXERCISE PRICE, NUMBER AND TYPE OF COMMON STOCK

(a)    The Exercise Price and the Common Stock issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

(i)    Splits, Dividends, Combinations of Securities. If, at any time after the Date of Issuance and prior to the Expiration Date, outstanding Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If, at any time after the Date of Issuance and prior to the Expiration Date, outstanding Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment. No adjustment, however, on account of cash dividends will be made to the Exercise Price under this Warrant.

(ii)    Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company or any similar corporate reorganization on or after the Date of Issuance, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the shares or other securities and property receivable upon the exercise hereof prior to such consummation, the shares. or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 4 below. The Exercise Price and the Common Stock issuable upon the exercise of this Warrant, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(ii).

(b)    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

23.    EARLY TERMINATION.

(a)    Early Termination. The Company shall provide to the Holder at least ten (10) days advance written notice of any Sale of the Company and, if this Warrant is not exercised on or prior to the consummation of such Sale of the Company or pursuant to Section 4(b) below, the Warrant shall terminate after the consummation of such Sale of the Company (the date of such termination, the “Early Termination Date”).

(b)    Cashless Exercise in connection with Sale of the Company.

a.    In addition to and without limiting the rights of the Holder under the terms of this Warrant, but only to the extent this Warrant has not otherwise been exercised, the Holder shall have the right, only in connection with a Sale of the Company, to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Common Stock as provided in this Section 4(b). Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) (X) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined herein), which value shall be determined by subtracting (A) the aggregate Exercise Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (Y) the fair market value of one share of Common Stock on the Conversion Date (as defined herein). Expressed as a formula, such conversion shall be computed as follows:

X = B – A

Y

Where:                 X = the number of shares of Common Stock that may be issued to the Holder

Y = the fair market value of one share of Common Stock (at the date of such calculation)

A = the aggregate Exercise Price (i.e., Converted Warrant Shares x Exercise Price)

B = the aggregate fair market value (i.e., fair market value x Converted Warrant Shares)

b.    The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant that are being surrendered (referred to in subsection (a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement (the “Conversion Date”). Certificates for the shares issuable upon exercise of the Conversion Right shall be issued as of the Conversion Date and shall be promptly delivered to the Holder.

c.    For purposes of this Section 4(b), “fair market value” of a share of Common Stock shall mean the value of the securities and other property received by a holder of the Company’s Common Stock pursuant to the Sale of the Company in exchange for a share of Common Stock held by such holder.

24.    TRANSFERS AND EXCHANGES OF WARRANT AND COMMON STOCK

(a)    Registration of Transfers and Exchanges. Subject to Section 5(b) and 5(c), upon the Holder’s surrender of this Warrant, with a duly executed copy of the Form of Assignment attached as Exhibit B, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, the Company shall register in the Company’s books and records the transfer of all or any portion of this Warrant. Upon such registration of transfer, the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form, evidencing the remaining acquisition rights not transferred, to the Holder requesting the transfer.

(b)    Restrictions on Transfers. This Warrant may not be transferred at any time unless such transfer is (i) registered under the Securities Act of 1933, as amended (the “Securities Act”), (ii) made in accordance with the requirements of Rule 144 of the Securities Act or (iii) exempt from registration under the Securities Act as evidenced by a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Securities Act, which opinion will be in form and from counsel reasonably satisfactory to the Company.

(c)    Permitted Transfers and Assignments. Notwithstanding any provision to the contrary in this Section 5, the Holder may transfer, with or without consideration, this Warrant or any of the shares of Common Stock issued upon an exercise of this Warrant (or a portion thereof) to the Holder’s Affiliates (as such term is defined under Rule 144 of the Securities Act) without obtaining the opinion from counsel that may be required by Section 5(c)(iii), provided, that the Holder delivers to the Company and its counsel certification, documentation, and other assurances reasonably required by the Company’s counsel to enable the Company’s counsel to render an opinion to the Company’s Transfer Agent that such transfer does not violate applicable securities laws.

25.    MUTILATED OR MISSING WARRANT CERTIFICATE

If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will, at its expense, issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, representing the right to acquire the equivalent number of shares of Common Stock; provided, that, the Holder provides the Company with an affidavit of loss and an indemnity agreement reasonably satisfactory to the Company.

26.    PAYMENT OF TAXES

The Company will pay all transfer and stock issuance taxes attributable to the preparation, issuance and delivery of this Warrant and the Common Stock (and replacement Warrants) including, without limitation, all documentary and stamp taxes; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant, or the issuance or delivery of certificates for Common Stock or other securities in respect of the Common Stock to any person or entity other than to the Holder.

27.    FRACTIONAL SHARES OF COMMON STOCK

No fractional shares of Common Stock shall be issued upon exercise of this Warrant. The Company, in lieu of issuing any fractional shares of Common Stock, shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company’s board of directors.

28.    NO STOCKHOLDER RIGHTS AND LEGEND

No holder of this Warrant, as such, shall be entitled to vote or be deemed the holder of the Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of the board of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provide herein). Each certificate for Common Stock initially issued upon the exercise of this Warrant, and each certificate for Common Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

29.    NOTICES

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at (or to such other address as the Company shall have furnished in writing in accordance with the provisions of this Section 10):

Eleison Pharmaceuticals Inc.

100 Overlook Center, 2nd Floor

Princeton, NJ 08540

All communications shall be sent to the Holder at (or to such other address as the Holder shall have furnished in writing in accordance with the provisions of this Section 10):

__________________________

__________________________

__________________________

30.    SEVERABILITY

If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

31.    BINDING EFFECT

This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, the registered Holder or Holders from time to time of this Warrant and the Common Stock.

32.    SURVIVAL OF RIGHTS AND DUTIES

This Warrant shall terminate and be of no further force and effect on the earlier of the expiration of the Exercise Period or the date on which this Warrant has been exercised in full.

33.    GOVERNING LAW

This Warrant will be governed by and construed under the laws of the State of Delaware without regard to conflicts of laws principles that would require the application of any other law.

34.    REPRESENTATIONS AND WARRANTIES OF HOLDER. The Holder represents, warrants and covenants to the Company as follows:

(a)    This Warrant is being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Common Stock issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale that would violate the Securities Act.

(b)    The Holder understands that the Warrant and the Common Stock issuable hereunder have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration.

(c)    The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Common Stock purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d)    The Holder is an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act. The Holder is able to bear the economic risk of the purchase of the Common Stock issuable pursuant to the terms of this Warrant.

35.    NOTICES OF RECORD DATE

Upon (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of a majority of the Company’s voting shares. (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall mail to the Holder at least five (5) Business Days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, or sale is expected to become effective and (iii) the date, if any, fixed as to when the holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolation, merger, dissolution, liquidation or winding up.

36.    RESERVATION OF COMMON STOCK

At all times prior to the expiration of the Exercise Period, the Company shall reserve and keep available out of its authorized but unissued Common Stock for issuance upon the exercise of this Warrant, free from pre-emptive rights, such number of Common Stock for which this Warrant shall from time to time be exercisable. The Company will take all such reasonable action as may be necessary to assure that such Common Stock may be issued as provided herein without violation of any applicable law or regulation. Without limiting the generality of the foregoing, the Company covenants that it will use its best efforts to take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon the exercise of this Warrant and use its best efforts to obtain all such authorizations, exemptions or consents, including but not limited to consents from the Company’s stockholders or board of directors or any public regulatory body, as may be necessary to enable the Company to perform its obligations under this Warrant.

37.    NO THIRD PARTY RIGHTS

This Warrant is not intended, and will not be construed, to create any rights in any parties other than the Company and the Holder, and no person or entity may assert any rights as third-party beneficiary hereunder.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first set forth above.

ELEISON PHARMACEUTICALS INC.

By:

Name: Edwin Thomas

Title: President

EXHIBIT A

NOTICE OF EXERCISE

(To be executed by the Holder of Warrant if such Holder desires to exercise Warrant)

To Eleison Pharmaceuticals Inc.:

The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder, ___________________ shares of Common Stock issuable upon exercise of the Warrant and delivery of: ___________________ (in cash as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant;

The undersigned requests that certificates for such shares be issued in the name of:

___________________________________________________

___________________________________________________

___________________________________________________

(Please print name, address and social security or federal employer identification number (if applicable))

If the shares. issuable upon this exercise of the Warrant are not all of the Common Stock which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

___________________________________________________

___________________________________________________

___________________________________________________

(Please print name, address and social security or federal employer identification number (if applicable))

The undersigned hereby represents and warrants that (i) the undersigned meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D as promulgated by the United States Securities and Exchange Commission; (ii) the undersigned is acquiring the Common Stock solely for the undersigned’s account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part, in violation of the Securities Act of 1933, as amended (the “Act”), and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Act, without prejudice, however, to the undersigned’s right at all times to sell or otherwise dispose of all or any part of the Common Stock in compliance with applicable federal and state securities laws and in compliance with any transfer restriction to which the applicable Common Stock may be subject at any time or from time to time; and (iii) the undersigned has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Company and the Common Stock and to make an informed investment decision with respect thereto.

Name of Holder (print): ________________________

(Signature): ___________________________________

(By:) _________________________________________

(Title:) ________________________________________

Dated: ________________________________________

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire the number of shares of Common Stock set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares. issuable upon exercise of the Warrant:

Name of Assignee	Address	Number of Shares of Common Stock

If the total of the Common Stock shares are not all of the Common Stock shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Common Stock not so assigned be issued in the name of and delivered to the undersigned.

Name of Holder (print): ________________________

(Signature): ___________________________________

(By:) _________________________________________

(Title:) ________________________________________

Dated: ____________________________